Exhibit 10.1

Execution Version

September 16, 2024

AMENDMENT NO. 2 TO AMENDED AND RESTATED SENIOR SECURED

CONVERTIBLE PROMISSORY NOTE

This serves as Amendment No. 2 to Amended and Restated Senior Secured Convertible Promissory Note (“Amendment”) with an original issuance date of April 16, 2024 and an Amended and Restated Note Issuance Date of April 24, 2024 (the “Note”), issued by Trio Petroleum Corp. (the “Maker” or the “Company”) to                (the “Holder”). All initially capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Note.

WHEREAS, the Parties entered into Amendment No. 1 to Amended and Restated Senior Secured Convertible Promissory Note on August 14, 2024, which included certain amendments to the Note, including extending the Maturity Date to September 16, 2024; and

WHEREAS, the Parties desire to further amend the Note, by this Amendment, with respect to certain matters set forth below in this Amendment.

NOW THEREFORE, the undersigned agree as follows:

1. Amendment(s)

a. The Maturity Date is hereby extended through and until October 16, 2024. Section 1.3 of the Note is hereby further amended in its entirety to read as follows:

“1.3 Principal Installment Payments. Subject to the provisions of Section 1.4 hereafter, on October 16, 2024 (such date, the “Maturity Date”), the Company shall pay to Holder an amount of cash representing the Outstanding Balance due under this Note as of the Maturity Date. The Maturity Date may be extended at the sole discretion of the Holder for any number of consecutive thirty (30) day periods. The Maker and the Holder agree that all payments made under this Note, including without limitation the provisions of Article 1, shall be subject in all cases to the terms of the Purchase Agreement.”

b. Pursuant to the Company’s right to voluntarily adjust the Conversion Price of the Note, Section 3.1(b) of the Note, is hereby amended in its entirety to read as follows:

(b) Conversion Price. The Conversion Price means the average of the closing price of the Common Stock for the five (5) Trading Days immediately prior to the date of the applicable Notice of Conversion delivered by the Holder to the Company; provided, however, that such Conversion Price shall not be less than $0.15.

2. No Event of Default; Forbearance. Holder acknowledges and agrees that from the Original Issuance Date through and until the date of this Amendment no Event of Default has occurred under the Note. Additionally, since the Maturity Date is being extended to October 16, 2024, the Holder agrees to forebear from exercising any rights and remedies it may have had in connection with the Note not being paid on or before September 16, 2024.

3. No Other Changes. Except as specifically provided in this Amendment, all other terms and conditions of the Note and the Purchase Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the Purchase Agreement. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

5. Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Amendment shall be brought and enforced as provided in the Purchase Agreement.

6. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Amended and Restated Senior Secured Convertible Promissory Note on the date set forth above.

MAKER:

TRIO PETROLEUM CORP.
5401 Business Park South, Suite 115
Bakersfield, CA 93309

By:
Name:	Robin Ross
Title:	Chief Executive Officer

By:
Name:
Title: